EXHIBIT 5.1

[Letterhead of Burnet, Duckworth & Palmer LLP]

January 6, 2011

Baytex Energy Corp.
Suite 2800, 520 - 3rd. Avenue S.W.
Calgary, Alberta, Canada T2P 0R3

Ladies and Gentlemen:

We have acted as counsel to Baytex Energy Corp. (the “Company”) with respect to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-163289) (the “Registration Statement”) filed with the Securities and Exchange Commission in connection with the issuance, under the Securities Act of 1933, as amended, by the Company of an aggregate of 10,667,276 of its common shares (the “Shares”) issuable pursuant to the Baytex Energy Corp. Common Share Rights Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

In our examination of such documents, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.

The opinion hereinafter expressed is limited to matters governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein in effect as of the date of this opinion.

Based upon and subject to the forgoing and to the qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

Very truly yours,
/s/ Burnet, Duckworth & Palmer LLP